News Release

[GRAPHIC OMITTED][FISERV LOGO]

For more information contact:
Leslie M. Muma, President and CEO
(262) 879-5000

For immediate release:
Dec. 16, 2004

Fiserv Agrees to Sell Securities Clearing Operation
to National Financial Unit of Fidelity Investments

        Brookfield, Wis., Dec. 16, 2004—Fiserv, Inc. (Nasdaq: FISV) has signed a definitive agreement to sell its securities clearing operation, BHC Investments, Inc., to the National Financial unit of Fidelity Investments.

        The transaction, which is subject to satisfaction of standard and customary closing conditions in the sale agreement, is expected to be complete in the first quarter of 2005. The sale price, including net capital, was approximately $365 million. Fiserv does not anticipate a material gain or loss as a result of this transaction.

        Leslie M. Muma, Fiserv president and chief executive officer, said the sale will enable Fiserv to focus more resources on its financial institution, health administration, insurance and trust businesses.

        “We see a strong and growing future for our financial institution, health administration, insurance and trust operations. Consequently, we believe there are opportunities to increase our investments in all of these core businesses,” Muma said. “This transaction also provides us with additional capital to enhance our already strong financial position and improve our strategic flexibility. At the same time, we expect that National Financial can offer our securities clients enhanced capabilities and will provide them with a continued high level of service.”

        The companies expect Fiserv’s correspondent clients and securities businesses to transition to National Financial and Fidelity Brokerage Company by the end of 2005.

        “This acquisition firmly demonstrates Fidelity’s continued long-term commitment to the brokerage business – specifically our correspondent clearing operation – and will certainly benefit the clients of both National Financial and Fiserv,” said Robert L. Reynolds, Fidelity vice chairman and chief operating officer. “National Financial has experienced significant growth with the addition of a number of new clients just in the past year. This acquisition hastens our growth and adds enormous scale, which will be a major benefit for our clients.”

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

        National Financial provides broker/dealers, ranging from institutional and full-service firms to independent contractors, banks and discount brokers, with leading-edge clearing and execution products and integrated productivity tools to help enhance firm profitability, drive business growth and forge deeper customer relationships. National Financial also offers a leading online brokerage platform, compliance support, middle-office outsourcing, consolidated record keeping tools, fee-based solutions, and retirement and high-net-worth products, all supported by dedicated client service professionals. The company currently provides clearing services to nearly 270 financial institutions representing 3.9 million client accounts and approximately $404 billion in assets, as of November 30, 2004. For more information about National Financial, please visit www.nationalfinancial.com.

        Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial industry, including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The company serves more than 15,000 clients worldwide, including banks, broker-dealers, credit unions, financial planners/investment advisers, insurance companies and agents, self-funded employers, lenders and savings institutions. Headquartered in Brookfield, Wis., Fiserv reported $2.7 billion in processing and services revenues for 2003. Fiserv was ranked the largest provider of information technology services to the U.S. financial services industry in the 2004 FinTech 100 survey by the American Banker newspaper and the Financial Insights research firm. Fiserv can be found on the Internet at www.fiserv.com.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

        The disclosure set forth above contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “anticipates,” “expects” or words of similar import. Similarly, statements that describe future plans, objectives or goals of the Company are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Factors that could affect results include, among others, economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, markets, services and related products, prices and other factors discussed in the Company’s prior filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Chuck Doherty
Corporate PR Director
Fiserv, Inc.
(262) 879-5966

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com